CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Chesapeake Energy Corporation on Form S-3 (File No. 333-) of our report dated July 9, 1996, on our audit of the statement of revenues and direct operating expenses of the Amerada Hess Properties, as defined in Note 1, for the year ended June 30, 1995, which report is included in Form 8-K/A dated April 30, 1996. We also consent to the reference to our firm under the caption "Experts".


                                COOPERS & LYBRAND L.L.P.

                                Coopers & Lybrand L.L.P.


Oklahoma City
September 17, 1996